Exhibit 99.1

Vishay Intertechnology Reports Third Quarter 2023 Results

Malvern, PA, November 8, 2023 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal third quarter ended September 30, 2023.

Highlights
•	3Q 2023 revenues of $853.7 million
•	3Q 2023 EPS of $0.47; adjusted EPS of $0.60
•	3Q 2023 book-to-bill of 0.63
•	Backlog at quarter end was 5.5 months
•	Returned a total of $31.1 million to stockholders

“During the third quarter, as expected, revenue decreased from the second quarter on inventory adjustments by our distribution and EMS customers in response to softened demand in industrial markets and contracting lead times.  Nevertheless, we once again intentionally increased inventory with our distribution partners as we continued to execute our strategy of broadening our participation in this higher margin channel.  The capacity readiness activities we have underway are increasing our value to the distribution channel and reliably supporting our accelerating design activities related to the megatrends of e-mobility, sustainability and connectivity,” said Joel Smejkal, President and Chief Executive Officer. “In addition, as announced separately today, we have signed a purchase agreement to acquire Newport wafer fab which will accelerate our plan to scale manufacturing and advance the technology differentiation of our silicon carbide MOSFETs.”

4Q 2023 Outlook
For the fourth quarter of 2023, management expects revenues in the range of $770 million and $810 million and a gross profit margin in the range of 25.5% +/- 50 basis points.

Conference Call
A conference call to discuss Vishay’s third quarter financial results is scheduled for Wednesday, November 8, 2023 at 9:00 a.m. ET. To participate in the live conference call, please pre-register at https://register.vevent.com/register/BI4d27675bed8e4ca8934830406b6e87c1. Upon registering, you will be emailed a dial-in number, and unique PIN.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available on the Investor Relations website approximately one hour following the call and will remain available for 30 days.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, capital investment, capacity expansion, stockholder returns, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as “guide,” “will,” “expect,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise (including due to political, economic, and health instability and military conflicts and hostilities); delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; the timing of the Newport wafer fab acquisition; that the Newport wafer fab acquisition may not be consummated, including as a result of any of the conditions precedent (including the failure to obtain any required approvals or consents, or the exercise of certain third party purchase rights); global market downturn conditions and volatilities impacting the completion of the acquisition; that the fab will not be integrated successfully into the Company’s overall business; that the expected benefits of the acquisition may not be realized; that the fab’s standards, procedures and controls will not be brought into conformance within the Company’s operation; difficulties in transitioning and retaining fab employees following the acquisition; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our current business; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech® is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	September 30, 2023	July 1, 2023	October 1, 2022

Net revenues	$853,653	$892,110	$924,798
Costs of products sold	616,010	634,637	635,260
Gross profit	237,643	257,473	289,538
Gross margin	27.8%	28.9%	31.3%

Selling, general, and administrative expenses	122,513	122,857	106,436
Operating income	115,130	134,616	183,102
Operating margin	13.5%	15.1%	19.8%

Other income (expense):
Interest expense	(7,153)	(6,404)	(4,110)
Loss on early extinguishment of debt	(18,874)	-	-
Other	7,409	5,257	2,137
Total other income (expense) - net	(18,618)	(1,147)	(1,973)

Income before taxes	96,512	133,469	181,129

Income tax expense	30,557	38,054	40,566

Net earnings	65,955	95,415	140,563

Less: net earnings attributable to noncontrolling interests	426	377	502

Net earnings attributable to Vishay stockholders	$65,529	$95,038	$140,061

Basic earnings per share attributable to Vishay stockholders	$0.47	$0.68	$0.98

Diluted earnings per share attributable to Vishay stockholders	$0.47	$0.68	$0.98

Weighted average shares outstanding - basic	139,083	139,764	142,887

Weighted average shares outstanding - diluted	140,001	140,478	143,447

Cash dividends per share	$0.10	$0.10	$0.10

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	September 30, 2023	October 1, 2022

Net revenues	$2,616,809	$2,642,103
Costs of products sold*	1,842,980	1,832,234
Gross profit	773,829	809,869
Gross margin	29.6%	30.7%

Selling, general, and administrative expenses*	365,515	329,691
Operating income	408,314	480,178
Operating margin	15.6%	18.2%

Other income (expense):
Interest expense	(18,677)	(12,639)
Loss on early extinguishment of debt	(18,874)	-
Other	15,995	(2,234)
Total other income (expense) - net	(21,556)	(14,873)

Income before taxes	386,758	465,305

Income tax expense	113,199	108,023

Net earnings	273,559	357,282

Less: net earnings attributable to noncontrolling interests	1,211	1,260

Net earnings attributable to Vishay stockholders	$272,348	$356,022

Basic earnings per share attributable to Vishay stockholders	$1.95	$2.47

Diluted earnings per share attributable to Vishay stockholders	$1.94	$2.46

Weighted average shares outstanding - basic	139,828	143,983

Weighted average shares outstanding - diluted	140,577	144,470

Cash dividends per share	$0.30	$0.30

* The nine fiscal months ended October 1, 2022 includes incremental costs of products sold and selling, general, and administrative expenses separable from normal operations directly attributable to the COVID-19 pandemic of $6,661 and $546, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,095,119	$610,825
Short-term investments	78,994	305,272
Accounts receivable, net	442,646	416,178
Inventories:
Finished goods	165,936	156,234
Work in process	271,107	261,345
Raw materials	206,499	201,300
Total inventories	643,542	618,879

Prepaid expenses and other current assets	179,825	170,056
Total current assets	2,440,126	2,121,210

Property and equipment, at cost:
Land	76,139	75,907
Buildings and improvements	692,037	658,829
Machinery and equipment	2,973,943	2,857,636
Construction in progress	226,460	243,038
Allowance for depreciation	(2,788,393)	(2,704,951)
	1,180,186	1,130,459

Right of use assets	127,992	131,193
Deferred income taxes	128,109	104,667
Goodwill	200,895	201,432
Other intangible assets, net	72,126	77,896
Other assets	91,773	98,796
Total assets	$4,241,207	$3,865,653

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$207,440	$189,099
Payroll and related expenses	162,113	166,079
Lease liabilities	26,097	25,319
Other accrued expenses	238,565	261,606
Income taxes	82,734	84,155
Total current liabilities	716,949	726,258

Long-term debt less current portion	817,257	500,937
U.S. transition tax payable	47,027	83,010
Deferred income taxes	138,628	117,183
Long-term lease liabilities	103,223	108,493
Other liabilities	92,896	92,530
Accrued pension and other postretirement costs	182,704	187,092
Total liabilities	2,098,684	1,815,503

Equity:
Vishay stockholders' equity
Common stock	13,318	13,291
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,286,568	1,352,321
Retained earnings	1,003,700	773,228
Treasury stock (at cost)	(140,633)	(82,972)
Accumulated other comprehensive income (loss)	(25,883)	(10,827)
Total Vishay stockholders' equity	2,138,280	2,046,251
Noncontrolling interests	4,243	3,899
Total equity	2,142,523	2,050,150
Total liabilities and equity	$4,241,207	$3,865,653

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	September 30, 2023	October 1, 2022

Operating activities
Net earnings	$273,559	$357,282
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	133,910	121,301
(Gain) loss on disposal of property and equipment	(495)	(372)
Inventory write-offs for obsolescence	27,469	18,197
Stock compensation expense	11,610	5,717
Loss on early extinguishment of debt	18,874	-
Deferred income taxes	20,654	8,843
Other	7,574	(1,445)
Change in U.S. transition tax liability	(27,670)	(14,757)
Change in repatriation tax liability	-	(25,201)
Changes in operating assets and liabilities	(106,050)	(151,773)
Net cash provided by operating activities	359,435	317,792

Investing activities
Purchase of property and equipment	(184,079)	(172,175)
Proceeds from sale of property and equipment	1,034	472
Purchase of businesses, net of cash acquired	(5,003)	-
Purchase of short-term investments	(82,166)	(182,079)
Maturity of short-term investments	308,021	132,892
Other investing activities	(1,219)	(199)
Net cash provided by (used in) investing activities	36,588	(221,089)

Financing activities
Proceeds from long-term borrowings	750,000	-
Repurchase of convertible senior notes due 2025	(386,745)	-
Net payments on revolving credit facility	(42,000)	-
Debt issuance costs	(26,547)	-
Cash paid for capped call	(94,200)	-
Dividends paid to common stockholders	(38,207)	(39,433)
Dividends paid to Class B common stockholders	(3,629)	(3,629)
Repurchase of common stock held in treasury	(57,661)	(54,671)
Distributions to noncontrolling interests	(867)	(741)
Cash withholding taxes paid when shares withheld for vested equity awards	(3,994)	(2,123)
Net cash provided by (used in) financing activities	96,150	(100,597)
Effect of exchange rate changes on cash and cash equivalents	(7,879)	(35,222)

Net increase (decrease) in cash and cash equivalents	484,294	(39,116)

Cash and cash equivalents at beginning of period	610,825	774,108
Cash and cash equivalents at end of period	$1,095,119	$734,992

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	September 30, 2023	July 1, 2023	October 1, 2022	September 30, 2023	October 1, 2022

GAAP net earnings attributable to Vishay stockholders	$65,529	$95,038	$140,061	$272,348	$356,022

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$-	$-	$-	$6,661

Other reconciling items affecting operating income:
Impact of the COVID-19 pandemic	$-	$-	$-	$-	$546

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$18,874	$-	$-	$18,874	$-

Reconciling items affecting tax expense (benefit):
Effect of changes in uncertain tax positions	$-	$-	$(5,941)	$-	$(5,941)
Tax effects of pre-tax items above	(498)	-	-	(498)	(1,802)

Adjusted net earnings	$83,905	$95,038	$134,120	$290,724	$355,486

Adjusted weighted average diluted shares outstanding	140,001	140,478	143,447	140,577	144,470

Adjusted earnings per diluted share	$0.60	$0.68	$0.93	$2.07	$2.46

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	September 30, 2023	July 1, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net cash provided by operating activities	$122,303	107,239	209,480	$359,435	$317,792
Proceeds from sale of property and equipment	21	687	95	1,034	472
Less: Capital expenditures	(66,829)	(71,676)	(76,475)	(184,079)	(172,175)
Free cash	$55,495	$36,250	$133,100	$176,390	$146,089

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	September 30, 2023	July 1, 2023	October 1, 2022	September 30, 2023	October 1, 2022

GAAP net earnings attributable to Vishay stockholders	$65,529	$95,038	$140,061	$272,348	$356,022
Net earnings attributable to noncontrolling interests	426	377	502	1,211	1,260
Net earnings	$65,955	$95,415	$140,563	$273,559	$357,282

Interest expense	$7,153	$6,404	$4,110	$18,677	$12,639
Interest income	(9,183)	(6,292)	(1,836)	(21,419)	(3,186)
Income taxes	30,557	38,054	40,566	113,199	108,023
Depreciation and amortization	46,216	44,393	40,334	133,910	121,301
EBITDA	$140,698	$177,974	$223,737	$517,926	$596,059

Reconciling items
Impact of the COVID-19 pandemic	$-	$-	$-	$-	$7,207
Loss on early extinguishment of debt	18,874	-	-	18,874	-

Adjusted EBITDA	$159,572	$177,974	$223,737	$536,800	$603,266

Adjusted EBITDA margin**	18.7%	19.9%	24.2%	20.5%	22.8%

** Adjusted EBITDA as a percentage of net revenues